UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 18, 2006

EMPIRE FINANCIAL HOLDING COMPANY

(Exact name of Registrant as specified in its charter)

Florida	1-31292	56-3627212
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2170 West State Road 434,

Suite 100

Longwood, FL 32779

(Address Of Principal Executive Office) (Zip Code)

Registrant’s telephone number, including area code 407-774-1300

_____________________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities

On January 18, 2006, and successive days, Empire sold to five accredited investors for an aggregate purchase price of $725,000 a total of 290,000 shares of common stock, 197,000 five-year warrants each to purchase one share of common stock at $5.46 per share, and 30-day option assignments from a third party to purchase 196,250 shares of common stock at $1.25 per share. Those sales, in addition to the previous unregistered sales of equity securities detailed below, brings the aggregate total unregistered sales of Empire’s equity securities sold by Empire since September 30, 2005 to more than 5% of its outstanding common stock at November 14, 2005 as reported in Empire’s quarterly report on Form 10-Q for the third quarter of 2005.

Pursuant to a purchase agreement dated as of November 30, 2005, Empire Financial Holding Company (“Empire”) sold to an accredited investor for $250,000, 100,000 shares of common stock, 62,500 five-year warrants each to purchase one share of common stock at $5.46 per share, and a 30-day option assignment from a third party to purchase 62,500 shares at $1.25 per share. On December 31, 2005, Empire agreed to issue a total of 136,045 shares of common stock upon conversion of an aggregate principal amount of $272,089 of 10% convertible notes issued to accredited investors during 2003 and 2004, as previously reported for those periods. The conversion price was $2.00 per share of common stock. Pursuant to a purchase agreement dated as of November 30, 2005, Empire sold to an accredited investor for $50,000, 20,000 shares of common stock, 12,500 five-year warrants, each to purchase one share of common stock at $5.46 per share, and a 30-day option assignment from a third party to purchase 12,500 shares at $1.25 per share. Pursuant to a purchase agreement dated as of December 9, 2005, Empire sold to an accredited investor for $750,000, 10,000 shares of Series E Convertible Preferred Stock to an accredited investor, each share convertible to one share of common stock at a conversion price of $3.51 per share. The purchase price was paid through the through the transfer of marketable securities with an aggregate market value in excess of $813,000 at the close of business on December 8, 2005. Pursuant to a purchase agreement dated as of December 15, 2005, Empire sold to an accredited investor for $250,000, 3,333 shares of Series E Convertible Preferred Stock, each share convertible to one share of common stock, at a conversion price of $3.51 per share.

All the above issuances were acquired for investment by accredited investors and will be issued without registration under the Securities Act of 1933, as amended, pursuant to the exemptions provided under sections 4(6) and 4(2) thereof. The sales in January, 2006 were also made pursuant to the exemption provided by Regulation D. All the securities are restricted securities and bear a restrictive legend and are subject to stop transfer restrictions. None of the above securities will be issued, and none of those that are convertible into common stock are exercisable or convertible, until the American Stock Exchange has approved listing of the underlying common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

Empire Financial Holding Company

Dated: January 24, 2006	By:	/s/ Donald A. Wojnowski, Jr.
Donald A. Wojnowski, Jr.
President